UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008

FORTIFIED HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51936	98-0420577
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 Elm Street, New Canaan, Connecticut		06840
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 594-1686

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) Departure of Principal Officers

On November 10, 2008, Brendan T. Reilly submitted his resignation from his positions as Chairman and Chief Executive Officer of Fortified Holdings Corp. (the “Company”) effective November 10, 2008.

On November 10, 2008, Dennis Mee submitted his resignation as a Director of the Company effective November 10, 2008.

Item 5.02(c) Appointment of Principal Officer

On November, 13, the Company’s Board of Directors voted to approve the appointment of Steven Cooper as interim Chief Executive Officer of the Company. Mr. Cooper currently serves as President and a Director of the Company.

Section 8 – Other Events

Item 8.01 Other Events.

On November 10, 2008, the Company failed to make a timely payment of One Million Dollars ($1,000,000) in principal due under that certain Term Loan Note dated September 13, 2007, as amended (the “Note”) payable to Thomas Keenan Ventures, LLC (“TKV”), with a remaining balance due of Three Million Five Hundred Thousand Dollars ($3,500,000). The failure to timely make such payment is an event of default under the Note. TKV is controlled by Brendan T. Reilly, who, prior to his resignation effective November 10, 2008, was the Chairman of the Board of Directors and Chief Executive Officer of the Company.

On November 14, 2008, the Company and TKV entered into the Fourth Note Modification Agreement pursuant to which TKV agreed to extend the due date for such One Million Dollar ($1,000,000) principal payment under the Note until December 15, 2008. In consideration therefore, the Company agreed to issue to TKV shares of its common stock with a value equal to Fifty Thousand Dollars ($50,000) based on the closing price of the Company’s shares on the date of the default ($0.01) . Therefore, the Company will issue Five Million (5,000,000) shares of its common stock to TKV.

In addition, on November 14, 2008, pursuant to an authorization approved by the Board of Directors on October 2, 2008, the Company and TKV entered into a Note Conversion and Modification Agreement whereby TKV converted One Million Three Hundred Thousand Dollars ($1,300,000) of principal amount of the Note into shares of common stock at the closing price on October 2, 2008. Based on a closing price of $0.0199, the Company will issue Sixty Five Million Three Hundred Twenty Six Thousand Six Hundred Thirty Three (65,326,633) shares of its common stock to TKV. As a result of such conversion, the remaining principal amount due under the Note has been reduced from Three Million Five Hundred Thousand Dollars ($3,500,000) to Two Million Two Hundred Thousand Dollars ($2,200,000).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2008	FORTIFIED HOLDINGS CORP.

	By:	/s/ Steven Cooper
Name: Steven Cooper
Title: Interim Chief Executive Officer